Certification of CEO Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002

          Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned certifies that (1) this Special Financial Report of 1st United Bancorp, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (this “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and (2) the information contained in this Report fairly presents, in all material respects, the financial condition of the Company and its results of operations as of and for the periods covered therein.

/s/ Rudy E. Schupp

Rudy E. Schupp
Chief Executive Officer

Date: February 27, 2008

Certification of CFO Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002

          Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned certifies that (1) this Special Financial Report of 1st United Bancorp, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (this “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and (2) the information contained in this Report fairly presents, in all material respects, the financial condition of the Company and its results of operations as of and for the periods covered therein.

/s/ John Marino

John Marino
President and Chief Financial Officer

Date: February 27, 2008